Exhibit 99.1

For More Information, Contact: James E. Fickenscher/CFO	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5902	(212) 867-1762
jfickenscher@auxilium.com	fvonella@lazarpartners.com

Auxilium Pharmaceuticals Announces Top-Line Results for

Phase II Androgen Replacement Transmucosal Film Proof of Concept Study

Malvern, PA – August 1, 2005 — Auxilium Pharmaceuticals, Inc., (NASDAQ: AUXL), a specialty pharmaceutical company that develops and markets products for urology and sexual health, announced today top-line findings from the Phase II trial for its androgen replacement product candidate. Auxilium’s product candidate utilizes proprietary Transmucosal Film Technology to deliver testosterone.

This Phase II Proof of Concept trial evaluated plasma testosterone levels, tolerability and patient acceptance of testosterone delivery with the film. The study design involved treating 69 hypogonadal men with various doses of the testosterone transmucosal film. The daily dose levels employed in the study were 5, 10 and 15mg of testosterone delivered via film.

The results demonstrate that the testosterone transmucosal film can produce increased serum testosterone levels. This data has allowed Auxilium to narrow the three tested doses to the lowest dose employed in the study. The data also showed that the film was well tolerated. With regard to patient acceptability, 97% of those involved in the trial rated the transmucosal film either desirable (49%) or acceptable (48%).

Dr. Jyrki Mattila, M.D., head of Research & Development of Auxilium said, “We believe the Proof of Concept study begins to demonstrate the efficiencies available from this testosterone transmucosal film drug delivery mechanism as it requires a fraction of the dose of testosterone that is required by many other testosterone dosage forms and, as reported, seems to be well tolerated and accepted by the patients.”

Auxilium’s Transmucosal Film Technology is a delivery mechanism in the form of a thin strip. The film is applied by the patient to the gum above the back molar,

and, because it is biodegradable, completely dissolves. Auxilium’s testosterone replacement film product candidate is intended to restore and maintain serum testosterone levels in men with abnormally low testosterone levels and associated symptoms, a condition also known as hypogonadism.

Ms. Gerri Henwood, Chief Executive Officer of Auxilium stated, “We believe that our testosterone replacement film is an important component of our strategy to expand the treatment options for patients seeking the benefits of testosterone replacement therapy”.

About Transmucosal Film Technology

Licensed from PharmaForm, Auxilium’s transmucosal films allow for the delivery of certain pharmaceutical drugs directly through the mucosal membrane. We believe the benefits of transmucosal film technology may include high rates of absorption, the ability to achieve therapeutic levels of treatment at significantly lower doses, shorter onset of action, reduction of first pass metabolism, relatively low cost of goods sold and, for certain molecules, less frequent dosing. In addition to exploring the use of this technology for the delivery of testosterone, Auxilium is currently researching a product for the treatment of overactive bladder, and has rights to utilize the technology for products that contain hormones or that treat urologic disorders and eight selected analgesic compounds for the management of pain, including acute and chronic pain.

About Hypogonadism

Hypogonadal men exhibit lower than normal levels of testosterone, resulting in a variety of symptoms including low energy levels, loss of sex drive, decreased sexual performance, loss of muscle mass, reduced bone density, increased body fat, and mild depression. Restoring testosterone to normal levels through testosterone replacement therapy can relieve these symptoms. Testosterone replacement therapy is typically a long-term treatment.

According to data published in the Journal of Clinical Endocrinology & Metabolism, hypogonadism affects nearly 20% of men over the age of 50 in the United States. We believe that the treatable market in the United States is between 3 and 4 million men. According to the FDA, hypogonadism is often under diagnosed and under treated. We believe that this, combined with a lack of patient awareness that these symptoms are not simply the result of the natural aging process, result in only 5-7% of all hypogonadal men currently receiving treatment. Current therapy options include injections, patches or transdermal gels.

About Auxilium Pharmaceuticals

Auxilium Pharmaceuticals, Inc. is a specialty pharmaceutical company with a focus on urology and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its sales and marketing team of more than 110 people. Auxilium is developing a product in

Phase II for treatment of Peyronie’s Disease and Dupuytren’s Disease and products for testosterone replacement, overactive bladder and pain using a licensed transmucosal film delivery system, as well as other products for urologic and sexual health. For additional information, visit http://www.auxilium.com.

Safe Harbor Statement

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the interpretation of clinical results, the number of men afflicted with hypogonadism, the percentage of hypogonadal men receiving treatment, awareness of treatment options for hypogonadism and the development, benefits and efficiencies of transmucosal film technology, Auxilium’s testosterone replacement, overactive bladder and pain product candidates utilizing transmucosal film technology, Testim line extensions and product candidates for the treatment of Peyronie’s and Dupuytren’s Diseases. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “seems,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 under the heading “Factors That May Affect Our Future Results”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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